Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Quinsey and Raymond A. Link, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RALPH G. QUINSEY	President and Chief Executive Officer	March 15, 2005
Ralph G. Quinsey	(Principal Executive Officer)
/s/ RAYMOND A. LINK	Vice President, Finance and Administration,	March 15, 2005
Raymond A. Link	Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)
/s/ STEVEN J. SHARP	Chairman of the Board	March 15, 2005
Steven J. Sharp
/s/ FRANCISCO ALVAREZ	Director	March 15, 2005
Francisco Alvarez
/s/ PAUL A. GARY	Director	March 15, 2005
Paul A. Gary
/s/ NICOLAS KAUSER	Director	March 15, 2005
Nicolas Kauser
/s/ WALDEN C. RHINES	Director	March 15, 2005
Walden C. Rhines
/s/ EDWARD F. TUCK	Director	March 15, 2005
Edward F. Tuck
/s/ WILLIS C. YOUNG	Director	March 15, 2005
Willis C. Young